As filed with the Securities and Exchange Commission on May 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gamida Cell Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue, 7th Floor Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

2017 Share Incentive Plan (as amended and restated)

(Full title of the plan)

Gamida Cell Inc.

116 Huntington Avenue, 7th Floor

Boston, MA 02116

Tel: (617) 892-9080

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275	Haim Gueta Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Telephone: +972 (3) 610-3100 Facsimile: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Gamida Cell Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the offering of an additional 7,447,144 of the Registrant’s ordinary shares, NIS 0.01 par value per share (the “Ordinary Shares”), pursuant to the Gamida Cell Ltd. 2017 Share Incentive Plan, as amended and restated (the “2017 Plan”). These Ordinary Shares are in addition to and of the same class as the Ordinary Shares for which the Registrant’s Registration Statements on Form S-8 were filed with the SEC on November 9, 2018 (File No. 333-228301) and May 8, 2020 (File No. 333-238115) (together, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference. These additional Ordinary Shares have become reserved for issuance as a result of the operation of the “evergreen” provisions in the 2017 Plan, which provides that the total number of shares subject to such plan may be increased each year pursuant to a specified formula as set forth in the 2017 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (File No. 001-38716);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023 (File No. 001-38716);

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on January 9, 2023 (excluding the information furnished under Item 7.01), January 19, 2023, January 30, 2023, March 20, 2023 (excluding the information furnished under Item 7.01 and the exhibit thereto), March 27, 2023 (excluding the information furnished under Item 2.02 and the exhibit thereto), April 17, 2023, April 21, 2023 and May 15, 2023 (excluding the information furnished under Item 2.02 and the exhibit thereto);

(d) The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A filed on October 23, 2018 (File No. 001-38716), including any amendments or reports filed for the purposes of updating this description; and

(e) The contents of the Registrant’s Registration Statements on Form S-8 filed with the SEC on November 9, 2018 (File No. 333-228301) and May 8, 2020 (File No. 333-238115) pursuant to which the Registrant previously registered Ordinary Shares for issuance under the 2017 Plan.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8. EXHIBITS.

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith

4.1	Amended and Restated Articles of Association of Gamida Cell Ltd.	10-K	001-38716	3.1	March 31, 2023

5.1	Opinion of Meitar | Law Offices					X

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global					X

23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1 to this registration statement)					X

24.1	Power of Attorney of certain directors of the registrant (included on signature page)					X

99.1	2017 Share Incentive Plan, as amended and restated	10-K	001-38716	10.6	March 24, 2022

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 16, 2023.

By:	/s/ Abigail L. Jenkins
Abigail L. Jenkins President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abigail L. Jenkins and Shai Lankry, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abigail L. Jenkins	President, Chief Executive Officer and	May 16, 2023
Abigail L. Jenkins	Member of the Board of Directors
(Principal Executive Officer)

/s/ Shai Lankry	Chief Financial Officer	May 16, 2023
Shai Lankry	(Principal Financial and Accounting Officer)

/s/ Shawn C. Tomasello	Chairwoman of the Board and Director	May 16, 2023
Shawn C. Tomasello

/s/ Julian Adams	Director	May 16, 2023
Julian Adams

/s/ Kenneth I. Moch	Director	May 16, 2023
Kenneth I. Moch

/s/ Ivan Borrello	Director	May 16, 2023
Ivan Borrello

/s/ Stephen T. Wills	Director	May 16, 2023
Stephen T. Wills

Gamida Cell Inc.	Authorized U.S. Representative	May 16, 2023

By:	/s/ Abigail L. Jenkins
Name:	Abigail L. Jenkins
Title:	President and Chief Executive Officer

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